UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On May 23, 2012, Filtronic (Suzhou) Telecommunications Products Co., Ltd., a subsidiary of Powerwave Technologies, Inc. ( “Powerwave”) completed the previously announced sale of certain fixed assets and inventory associated with Powerwave’s manufacturing facility in Suzhou, China to Shenzhen Tatfook Technology Co., Ltd. (the “Purchaser.”) The assets primarily relate to Powerwave’s custom OEM BTS filter business. The consideration paid by the Purchaser was $12.5 million in cash of which $5 million was paid upon signing of the definitive asset purchase agreement and the remaining $7.5 million of the purchase price was paid at the closing of the transaction. The Purchaser is a global manufacturing service provider engaging in both radio frequency subsystem solutions and structural assembly in the application of mobile telecommunications base stations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

3